Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8230

The RMR Group Inc. Announces First Quarter Fiscal 2021 Results
Net Income Attributable to The RMR Group Inc. of $0.51 Per Diluted Share and Adjusted Net Income Attributable to The RMR Group Inc. of $0.41 Per Diluted Share
_____________________________________________________________________________
Newton, MA (February 1, 2021). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended December 31, 2020.
Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the first quarter fiscal 2021 results:
“We are pleased with our first quarter operating results, as we generated net income of $19.8 million, adjusted net income of $0.41 per diluted share, Adjusted EBITDA of $21.4 million and an Adjusted EBITDA Margin of 49.0%. These results are all sequential quarter increases driven primarily by growth in management services revenues from many of our Client Companies.
During the first fiscal quarter, RMR remained extremely busy. We announced the closing of our inaugural private capital investment vehicle (The Industrial Fund REIT LLC), advised Sonesta on its acquisition of RLH Corporation, assisted in the transition of 111 SVC owned hotels to Sonesta management and successfully transitioned RMR Mortgage Trust to a commercial mortgage REIT. With the COVID-19 vaccine distribution underway, we remained focused on positioning our Client Companies for operational stability and opportunistic growth.
Our balance sheet continues to leave us well positioned to assess strategic opportunities for future growth, with $383.2 million of cash on hand and no debt. We continue to invest time and resources in identifying and assessing private capital growth opportunities for RMR.”
First Quarter Fiscal 2021 Highlights:
•As of December 31, 2020, The RMR Group LLC had $32.0 billion of gross assets under management, or Gross AUM, compared to $32.3 billion as of December 31, 2019. Fee paying assets under management, or Fee Paying AUM, were $21.6 billion on December 31, 2020 compared to $25.1 billion on December 31, 2019.
•Total management and advisory services revenues for the quarter ended December 31, 2020, were $41.3 million, compared to $48.1 million for the quarter ended December 31, 2019.

•The RMR Group LLC’s assets under management, or AUM, and management and advisory services revenues by source are as follows (dollars in thousands):

			Total
			Management
	Gross		and Advisory
	AUM		Services Revenues
As of or for the Three Months Ended December 31, 2020
Managed Public Real Estate Capital (1)	$28,897,775	90.3%	$33,866	81.9%
Managed Private Real Estate Capital (2)	1,144,767	3.6%	1,829	4.5%
Managed Operating Companies (3)	1,950,548	6.1%	5,638	13.6%
Total	$31,993,090	100.0%	$41,333	100.0%

As of or for the Three Months Ended December 31, 2019
Managed Public Real Estate Capital (1)	$30,019,543	92.9%	$40,212	83.6%
Managed Private Real Estate Capital (2)	369,420	1.1%	1,784	3.7%
Managed Operating Companies (3)	1,938,510	6.0%	6,126	12.7%
Total	$32,327,473	100.0%	$48,122	100.0%
(1)    Managed Public Real Estate Capital includes: Diversified Healthcare Trust (DHC), Industrial Logistics Properties Trust (ILPT), Office Properties Income Trust (OPI) and Service Properties Trust (SVC), which are collectively referred to as the Managed Equity REITs, as well as Tremont Mortgage Trust (TRMT) and RMR Mortgage Trust (RMRM).
(2)    Managed Private Real Estate Capital includes: ABP Trust, The Industrial Fund REIT LLC (Industrial Fund) (beginning November 18, 2020), RMR Office Property Fund LP (Open End Fund) (until its dissolution on July 28, 2020) and Affiliates Insurance Company (AIC) (until its dissolution on February 13, 2020).
(3)    Managed Operating Companies includes: Five Star Senior Living Inc. (FVE), Sonesta International Hotels Corporation (Sonesta) and TravelCenters of America Inc. (TA).
•For the three months ended December 31, 2020, net income was $19.8 million and net income attributable to The RMR Group Inc. was $8.9 million, or $0.51 per diluted share, compared to net income of $21.6 million and net income attributable to The RMR Group Inc. of $9.4 million, or $0.58 per diluted share, for the three months ended December 31, 2019.
•In December 2020, the Internal Revenue Service and Department of Treasury released final regulations which, among other clarifications, established the effective date as it relates to limitations on the deductibility of certain executive compensation. The final regulations provide that the application of the limit applies to deductions after December 18, 2020. As such, during the three months ended December 31, 2020, The RMR Group Inc. reduced its provision for income taxes for limitations applied prior to the effective date by $0.5 million, or $0.02 per diluted share, which reduced the effective income tax rate for the quarter by 2.3%.
•For the three months ended December 31, 2020, adjusted net income attributable to The RMR Group Inc. was $6.9 million, or $0.41 per diluted share, compared to $9.3 million, or $0.57 per diluted share, for the three months ended December 31, 2019. In addition to the tax rate matter discussed above, the adjustments to net income attributable to The RMR Group Inc. this quarter included $1.6 million, or $0.10 per diluted share, of separation costs, offset by $3.1 million, or $0.18 per diluted share, of unrealized gains on the equity method investment accounted for under the fair value option.
•For the three months ended December 31, 2020, Adjusted EBITDA was $21.4 million, Operating Margin was 33.2% and Adjusted EBITDA Margin was 49.0%, compared to Adjusted EBITDA of $28.3 million, Operating Margin of 45.3% and Adjusted EBITDA Margin of 56.1% for the three months ended December 31, 2019.

•As of December 31, 2020, The RMR Group Inc. had $383.2 million in cash and cash equivalents with no outstanding debt obligations.
Reconciliations to U.S. Generally Accepted Accounting Principles, or GAAP:
Adjusted net income attributable to The RMR Group Inc., EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EBITDA less Cash Tax Obligation are non-GAAP financial measures. The GAAP financial measure that is most directly comparable to adjusted net income attributable to The RMR Group Inc. is net income attributable to The RMR Group Inc. The GAAP financial measure that is most directly comparable to EBITDA, Adjusted EBITDA and Adjusted EBITDA less Cash Tax Obligation is net income and the GAAP financial measure that is most directly comparable to Adjusted EBITDA Margin is Operating Margin, which represents operating income divided by total management and advisory services revenues. Reconciliations of net income attributable to The RMR Group Inc. determined in accordance with GAAP to adjusted net income attributable to The RMR Group Inc., and of net income to EBITDA and Adjusted EBITDA, as well as calculations of Operating Margin, Adjusted EBITDA Margin and Adjusted EBITDA less Cash Tax Obligation for each of the three months ended December 31, 2020 and 2019 are presented later in this press release.
Assets Under Management:
The calculation of Gross AUM primarily includes: (i) the gross book value of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed Equity REITs, the Industrial Fund and ABP Trust, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operating Companies, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the fair value of investments of AIC (until its dissolution on February 13, 2020) and the Open End Fund (until its dissolution on July 28, 2020) and the managed assets of RMR Mortgage Trust and Tremont Mortgage Trust. This calculation of Gross AUM may include amounts that are higher than the calculations of AUM used for purposes of calculating fees under the terms of the business management agreements.
The calculation of Fee Paying AUM for the Managed Equity REITs is calculated monthly based upon the lower of the average historical cost of each entity's real estate assets and its average market capitalization. For all of the other Client Companies, Fee Paying AUM equals Gross AUM and includes amounts that may differ from the measures used for purposes of calculating fees under the terms of the management agreements.
All references in this press release to AUM on, or as of, a date are calculated at a point in time.
For additional information on the calculation of AUM for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.’s Annual Report on Form 10-K for the year ended September 30, 2020, filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.’s SEC filings are available at the SEC website: www.sec.gov.
Conference Call:
On February 2, 2021 at 10:00 a.m. Eastern Time, President and Chief Executive Officer, Adam Portnoy, and Executive Vice President, Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal first quarter ended December 31, 2020 financial results.
The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Tuesday, February 9, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10150780.

A live audio webcast of the conference call will also be available in a listen only mode on The RMR Group Inc.’s website, at www.rmrgroup.com. Participants wanting to access the webcast should visit The RMR Group Inc.’s website about five minutes before the call. The archived webcast will be available for replay on The RMR Group Inc.’s website following the call for about one week. The transcription, recording and retransmission in any way of The RMR Group Inc.’s fiscal first quarter ended December 31, 2020 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.
About The RMR Group Inc.
The RMR Group Inc. (Nasdaq: RMR) is a holding company and substantially all of its business is conducted by its majority owned subsidiary, The RMR Group LLC, or RMR. RMR is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. RMR’s vertical integration is buttressed by its more than 600 real estate professionals in over 30 offices nationwide who manage $32 billion in assets under management and leverage more than 30 years of institutional experience in buying, selling, financing and operating CRE. RMR benefits from a scalable platform, a deep and experienced management team and a diversity of direct real estate strategies across its client companies. RMR is headquartered in Newton, MA and was founded in 1986. For more information, please visit www.rmrgroup.com.

The RMR Group Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,
	2020	2019
Revenues:
Management services (1)	$40,747	$47,275
Advisory services	586	847
Total management and advisory services revenues	41,333	48,122
Reimbursable compensation and benefits	13,225	12,847
Reimbursable client company equity based compensation (2)	3,003	948
Other client company reimbursable expenses	99,385	97,975
Total reimbursable costs	115,613	111,770
Total revenues	156,946	159,892

Expenses:
Compensation and benefits	29,494	30,197
Equity based compensation (2)	3,561	1,582
Separation costs	4,159	260
Total compensation and benefits expense	37,214	32,039
General and administrative	6,260	7,046
Other client company reimbursable expenses	99,385	97,975
Transaction and acquisition related costs	117	796
Depreciation and amortization	238	256
Total expenses	143,214	138,112
Operating income	13,732	21,780
Interest and other income	231	1,875
Equity in earnings of investees	424	255
Unrealized gain on equity method investment accounted for under the fair value option	8,122	1,438
Income before income tax expense	22,509	25,348
Income tax expense	(2,756)	(3,724)
Net income	19,753	21,624
Net income attributable to noncontrolling interest	(10,856)	(12,175)
Net income attributable to The RMR Group Inc.	$8,897	$9,449

Weighted average common shares outstanding - basic (3)	16,252	16,177
Weighted average common shares outstanding - diluted (3)	31,252	16,177

Net income attributable to The RMR Group Inc. per common share - basic (3)	$0.54	$0.58
Net income attributable to The RMR Group Inc. per common share - diluted (3)	$0.51	$0.58

See Notes beginning on page 6.

The RMR Group Inc.
Notes to Condensed Consolidated Statements of Income
(dollars in thousands, except per share amounts)
(unaudited)

(1)    Includes business management fees earned from the Managed Equity REITs monthly based upon the lower of (i) the average historical cost of each REIT’s properties and (ii) each REIT’s average market capitalization. The following table presents a summary of each Managed Equity REIT’s primary strategy and the lesser of the historical cost of its assets under management and its market capitalization as of December 31, 2020 and 2019, as applicable:

		Lesser of Historical Cost of Assets
		Under Management or
		Total Market Capitalization (a)
		As of December 31,
REIT	Primary Strategy	2020	2019
DHC	Medical office and life science properties, senior living communities and wellness centers	$4,523,958	$5,543,586
ILPT	Industrial and logistics properties	1,963,013	2,538,189
OPI	Office properties primarily leased to single tenants, including the government	3,340,627	3,935,421
SVC	Hotels and net lease service and necessity-based retail properties	8,158,795	10,130,161
		$17,986,393	$22,147,357
(a)    The basis on which base business management fees are calculated for the three months ended December 31, 2020 and 2019 may differ from the basis at the end of the periods presented in the table above. As of December 31, 2020, the market capitalization was lower than the historical costs of assets under management for DHC, OPI and SVC. The historical costs of assets under management for DHC, OPI and SVC as of December 31, 2020, were $8,405,068, $5,783,978 and $12,271,160, respectively. For ILPT, the historical costs of assets under management were lower than its market capitalization of $2,391,860 as of December 31, 2020.
(2)    Equity based compensation expense for the three months ended December 31, 2020 consists of $558 related to shares granted by The RMR Group Inc. to certain of its officers and employees and $3,003 related to Client Companies' shares granted to certain of The RMR Group Inc.’s officers and employees.
Equity based compensation related to shares granted by Client Companies is based on the fair value as of the grant date for those shares that have vested, with subsequent changes in the fair value of the unvested grants being recognized over the requisite service periods. An equal, offsetting amount is recorded as reimbursable client company equity based compensation revenue.
Equity based compensation related to shares granted by The RMR Group Inc. is based on the market value on the date of grant, with the aggregate value of the shares granted amortized over the applicable vesting period. Shares issued each September vest in five equal, consecutive annual installments, with the first installment vesting on the date of grant. As of December 31, 2020, The RMR Group Inc. had 129,570 unvested shares outstanding, net of 14,420 shares, the vesting for which was accelerated during the three months ended December 31, 2020. The unvested shares at December 31, 2020 are scheduled to vest as follows:

		Weighted Average
	Number of	Grant Date Fair Value
Year	Shares Vesting	Per Share
2021	45,020	$49.18
2022	37,550	$48.81
2023	29,660	$36.52
2024	17,340	$29.79

The RMR Group Inc.
Notes to Condensed Consolidated Statements of Income (Continued)
(amounts in thousands, except per share amounts)
(unaudited)

(3)    The RMR Group Inc. calculates earnings per share, or EPS, using the two-class method. As such, earnings attributable to unvested participating shares are excluded from earnings before calculating per share amounts. In addition, diluted EPS includes the assumed issuance of Class A Common Shares pursuant to The RMR Group Inc.’s equity compensation plan and the issuance of Class A Common Shares related to the assumed redemption of the noncontrolling interest’s 15,000 Class A Units using the if-converted method. In computing the dilutive effect, if any, that the aforementioned redemption would have on EPS, The RMR Group Inc. considered that net income available to holders of Class A Common Shares would increase due to elimination of the noncontrolling interest offset by any tax effect, which may be dilutive. The calculation of basic and diluted EPS is as follows:

	Three Months Ended December 31,
	2020	2019
Numerators:
Net income attributable to The RMR Group Inc.	$8,897	$9,449
Income attributable to unvested participating securities	(78)	(73)
Net income attributable to The RMR Group Inc. used in calculating basic EPS	8,819	9,376
Effect of dilutive securities:
Add back: net income attributable to noncontrolling interest	10,856	—
Add back: income tax expense	2,756	—
Income tax expense assuming redemption of noncontrolling interest’s Class A Units for Class A Common Shares (a)	(6,515)	—
Net income attributable to The RMR Group Inc. used in calculating diluted EPS	$15,916	$9,376

Denominators:
Common shares outstanding	16,396	16,302
Unvested participating securities	(144)	(125)
Weighted average common shares outstanding - basic	16,252	16,177
Effect of dilutive securities:
Assumed redemption of noncontrolling interest’s Class A Units for Class A Common Shares (b)	15,000	—
Weighted average common shares outstanding - diluted	31,252	16,177

Net income attributable to The RMR Group Inc. per common share - basic	$0.54	$0.58
Net income attributable to The RMR Group Inc. per common share - diluted	$0.51	$0.58
(a)    For the three months ended December 31, 2020, income tax expense assumes conversion of the noncontrolling interest, which results in an estimated tax rate of 29.0%.
(b)    For the three months ended December 31, 2020, the assumed redemption of the noncontrolling interest’s Class A Units for Class A Common Shares is dilutive to EPS. For the three months ended December 31, 2019, such redemption is not reflected in diluted EPS as the assumed redemption would be anti-dilutive.

The RMR Group Inc.
Reconciliation of Adjusted Net Income Attributable to The RMR Group Inc. from
Net Income Attributable to The RMR Group Inc.
(amounts in thousands, except per share amounts)
(unaudited)

The RMR Group Inc. is providing the reconciliations below and information regarding certain individually significant items occurring or impacting its financial results for the three months ended December 31, 2020 and 2019 for supplemental informational purposes in order to enhance the understanding of The RMR Group Inc.’s condensed consolidated statements of income and to facilitate a comparison of The RMR Group Inc.’s current operating performance with its historical operating performance. This information should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.’s condensed consolidated statements of income.

	Three Months Ended December 31, 2020
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. per Common Share – Diluted (1)
Net income attributable to The RMR Group Inc.	$8,897	$0.51
Income tax benefit (2)	(520)	(0.02)
Unrealized gain on equity method investment accounted for under the fair value option (3)	(3,059)	(0.18)
Separation costs (4)	1,567	0.10
Transaction and acquisition related costs (5)	44	—
Adjusted net income attributable to The RMR Group Inc.	$6,929	$0.41
(1)    The impact on net income attributable to The RMR Group Inc. per common share — diluted assumes diluted weighted average shares outstanding of 31,252 and an estimated tax rate of 29.0%.
(2)    Represents the income tax benefit recorded during the three months ended December 31, 2020 as a result of final tax regulations released in December 2020 establishing the effective date as it relates to the deductibility of certain executive compensation. The final regulations provide that the application of the limit applies to deductions after December 18, 2020. As such, during the three months ended December 31, 2020, The RMR Group Inc. reduced its provision for income taxes for limitations applied prior to the effective date by $520.
(3)    Includes $8,122 in unrealized gains on The RMR Group Inc.’s investment in TA common shares, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.5%.
(4)    Includes $4,159 of separation costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.5%.
(5)    Includes $117 of transaction and acquisition related costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.5%.

	Three Months Ended December 31, 2019
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$9,449	$0.58
Unrealized gain on equity method investment accounted for under the fair value option (1)	(538)	(0.03)
Transaction and acquisition related costs (2)	298	0.02
Separation costs (3)	97	—
Adjusted net income attributable to The RMR Group Inc.	$9,306	$0.57
(1)    Includes $1,438 in unrealized gains on The RMR Group Inc.’s investment in TA common shares, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.7%.
(2)    Includes $796 of transaction and acquisition related costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.7%.
(3)    Includes $260 of separation costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.7%.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Operating Margin, Adjusted EBITDA Margin
and Adjusted EBITDA less Cash Tax Obligation (1) (2)
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,
	2020	2019
Reconciliation of EBITDA and Adjusted EBITDA from net income:
Net income	$19,753	$21,624
Income tax expense	2,756	3,724
Depreciation and amortization	238	256
EBITDA	22,747	25,604
Other asset amortization	2,354	2,354
Operating expenses paid in the form of The RMR Group Inc.'s common shares	558	634
Separation costs	4,159	260
Transaction and acquisition related costs	117	796
Straight line office rent	15	35
Unrealized gain on equity method investment accounted for under the fair value option	(8,122)	(1,438)
Equity in earnings of investees	(424)	(255)
Distributions from equity method investment	17	352
Adjusted EBITDA	$21,421	$28,342

Calculation of Operating Margin:
Total management and advisory services revenues	$41,333	$48,122
Operating income	$13,732	$21,780
Operating Margin	33.2%	45.3%

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding incentive business management fees, if any) (3)	$43,687	$50,476
Adjusted EBITDA	$21,421	$28,342
Adjusted EBITDA Margin	49.0%	56.1%

Calculation of Adjusted EBITDA less Cash Tax Obligation:
Adjusted EBITDA	$21,421	$28,342
Less: Tax distributions to members (4)	(5,855)	(7,993)
Adjusted EBITDA less Cash Tax Obligation	$15,566	$20,349
Common share distributions	$10,730	$10,695
(1)EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc., operating income and operating margin. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as those outlined in the tables above, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding incentive business management fees, if any). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc., operating income or operating margin as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. Other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.

(2)Adjusted EBITDA less Cash Tax Obligation is a non-GAAP financial measure calculated as presented in the table above. The RMR Group Inc. considers Adjusted EBITDA less Cash Tax Obligation to be an appropriate measure of its operating performance, along with net income attributable to The RMR Group Inc. The RMR Group Inc. believes that Adjusted EBITDA less Cash Tax Obligation provides useful information to investors because by excluding amounts payable for tax obligations, it increases comparability between periods and more accurately reflects earnings that may be available for distribution to shareholders. Adjusted EBITDA less Cash Tax Obligation is among the factors The RMR Group Inc.’s Board of Directors considers when determining the amount of dividends to its shareholders. Other asset management businesses may calculate Adjusted EBITDA less Cash Tax Obligation differently than The RMR Group Inc. does.
(3)Contractual management and advisory fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. or its subsidiaries earns pursuant to its management and investment advisory agreements with its Client Companies. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended December 31, 2020 and 2019, required to be recognized as a reduction to management services revenues in accordance with GAAP.
(4)Under the RMR LLC operating agreement, RMR LLC is required to make quarterly pro rata cash distributions to The RMR Group Inc. and its noncontrolling interest based on each’s estimated tax liabilities. For the three months ended December 31, 2020 and 2019, RMR LLC made required quarterly tax distributions totaling $5,855 and $7,993, respectively, of which $3,035 and $4,163, respectively, was distributed to The RMR Group Inc. and $2,820 and $3,830, respectively, was distributed to its noncontrolling interest, based on each membership unit holder’s respective ownership percentage.

The RMR Group Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	December 31,	September 30,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$383,213	$369,663
Due from related parties	68,445	82,605
Prepaid and other current assets	5,615	3,877
Total current assets	457,273	456,145

Property and equipment, net	2,345	2,299
Due from related parties, net of current portion	11,289	7,764
Equity method investment	7,874	7,467
Equity method investment accounted for under the fair value option	20,274	12,152
Goodwill	1,859	1,859
Intangible assets, net of amortization	266	277
Operating lease right of use assets	33,561	34,663
Deferred tax asset	22,279	23,900
Other assets, net of amortization	141,373	143,727
Total assets	$698,393	$690,253

Liabilities and Equity
Current liabilities:
Other client company reimbursable expenses	$44,619	$56,079
Accounts payable and accrued expenses	27,879	16,984
Operating lease liabilities	4,463	4,407
Employer compensation liability	3,350	4,298
Total current liabilities	80,311	81,768

Operating lease liabilities, net of current portion	30,887	32,030
Amounts due pursuant to tax receivable agreement, net of current portion	27,789	27,789
Employer compensation liability, net of current portion	11,289	7,764
Total liabilities	150,276	149,351

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,395,641 shares issued and outstanding	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	107,634	106,622
Retained earnings	295,146	286,249
Cumulative common distributions	(103,213)	(96,983)
Total shareholders’ equity	299,598	295,919
Noncontrolling interest	248,519	244,983
Total equity	548,117	540,902
Total liabilities and equity	$698,393	$690,253

WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements can be identified by use of words such as “outlook,” “believe,” “expect,” “potential,” “will,” “may,” “estimate,” “anticipate” and derivatives or negatives of such words or similar words. Forward-looking statements in this press release are based upon present beliefs or expectations. However, forward-looking statements and their implications are not guaranteed to occur and may not occur for various reasons, including some reasons beyond The RMR Group Inc.’s control. For example:
•Mr Portnoy notes sequential quarter improvements that The RMR Group Inc. realized for the 2021 fiscal first quarter for various metrics. This may imply that The RMR Group Inc. will maintain and increase these improvements in subsequent quarters. However, The RMR Group Inc.’s business is subject to various risks, including risks outside its control. Further, the impact and duration of the COVID-19 pandemic is not known and the current difficult economic conditions may continue and could deteriorate further and such adverse conditions may continue for a prolonged period. Accordingly, The RMR Group Inc. may not realize further improvements or maintain these recent improvements and its results may decline;
•Mr. Portnoy states that The RMR Group Inc. remained extremely busy during the first quarter, noting specifically that the RMR Group Inc. announced: the closing of its inaugural private capital investment vehicle (The Industrial Fund REIT LLC), advised Sonesta on its acquisition of RLH Corporation, assisted in the transition of 111 SVC owned hotels to Sonesta management and successfully transitioned RMR Mortgage Trust to a commercial mortgage REIT. He also states that The RMR Group Inc. remained focused on positioning its Client Companies for operational stability and opportunistic growth. These statements may imply that The RMR Group Inc.’s business will grow and that its operating performance and financial results will improve as a result of these actions. However, these efforts may not be successful and may not result in The RMR Group Inc. improving its operating performance or its financial results or realizing the returns it expects, and The RMR Group Inc. may realize losses as a result;
•Mr. Portnoy notes that the COVID-19 vaccine distribution is underway, which may imply that the distribution will be effectively and efficiently distributed and administered to a sufficient number of people to result in the end of the current pandemic. However, the United States and other countries have experienced delays in the distribution and administration of the vaccine, which may continue or intensify. Further, the success of the vaccines are not certain and the administration of the vaccine to a sufficient number of people believed to be needed to enable a return to more normal practices is expected to take an extended period. Further, there are market indications that the pandemic may intensify in the short term before the situation substantially improves. As a result, although the COVID-19 vaccine distribution is underway, The RMR Group Inc.’s and its Client Companies’ and their businesses, tenants, customers and other constituencies may not realize improvements as a result of the vaccines for an extended period or at all; and
•Mr. Portnoy states that The RMR Group Inc.’s balance sheet continues to leave it well positioned to access strategic opportunities for future growth and that The RMR Group Inc. continues to invest time and resources in identifying and assessing private capital growth opportunities for it. These statements may imply that The RMR Group Inc. will successfully identify and execute on these opportunities and that it will profitably grow its private capital business. However, identifying and executing on these opportunities are subject to various uncertainties and risks and may take an extended period to realize. Further, The RMR Group Inc. may not be successful in profitably managing any opportunities or growth initiatives it may pursue.
The information contained in The RMR Group Inc.’s filings with the SEC, including under the caption “Risk Factors” in The RMR Group Inc.’s periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this press release. The RMR Group Inc.’s filings with the SEC are available on its website and at www.sec.gov.
You should not place undue reliance on forward-looking statements.
Except as required by law, The RMR Group Inc. undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
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